EXHIBIT 10.11

Via email: Bob@scripsamerica.com

April 22, 2010

Mr. Robert Schneiderman, CEO
Mr. Steve Urbanslci, CFO
Scripsamerica, Inc.
843 Persimmon Lane
Langhorne, PA 19047

Dear Bob and Steve,

We are pleased that you have selected United Capital Funding Corp. to serve your professional funding needs. We look forward to helping your Company grow and prosper. At United Capital Funding, we pride ourselves on our open communication between our clients and our team of professional staff. Please feel free to call us at any time with any questions that you may have on your relationship.

We have attached to this letter several very important documents which taken together, largely reflect the economic and legal relationship between our companies. We have presented a summary of the major business aspects of the Agreements below.

●	Maximum Amount of Facility; $500,000.
●	Initial/Periodic Factoring Fee; .345%/.345%.
●	Factoring Fee Period; 5 days
●	Purchase Price; 78% of Face Amount.
●	Reserve Percentage; 22%
●	Minimum Volume Requirement; $0.
●	Term of Agreement, 1 year(s) from April 16, 2010.

Please ensure that you review all of the attached documents carefully, and if necessary, please have your Attorney or accountant review them with you. Please also feel free to call us at any time with any questions that you may have. We would ask that you sign the bottom of this Letter along with the attached documents, and return a copy to us, along with the attached Agreements.

Respectfully yours,

United Capital Funding Corp., a Florida Corporation

Date: 4/20/2010 4:50:00 PM

For: Scripsamerica, Inc.

By:	/s/ Robert Schneiderman
Robert Schneiderman, CEO

FACTORING AND SECURITY AGREEMENT

THIS FACTORING AND SECURITY AGREEMENT is made as of April 16, 2010 by and between Scripsamerica, Inc. ("Seller") and United Capital Funding Corp. ("Purchaser").

1.   Definitions and Index to Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

1.1.  "Active Account Debtor" — An Account Debtor of Seller which owes a Purchased Account to Purchaser.

1.2.  "Advance Rate" — 78%.

1.3.  "Avoidance Claim" - any claim that any payment received by Purchaser is avoidable under the Bankruptcy Code or any other debtor relief statute.

1.4.  "Chosen State: - Florida.

1.5.  "Clearance Days"- two banking days.

1.6.  "Closed" - a Purchased Account is closed upon receipt of full payment by Purchaser from a Payor or from the Seller or its being charged to the Reserve Account.

1.7.  "Collateral"- all Seller's now owned and hereafter acquired Assets.

1.8.  "Complete Termination" — Complete Termination occurs upon satisfaction of the following conditions:

1.8.1. Payment in full of all Obligations of Seller to Purchaser;

1.8.2. If Purchaser has issued or caused to be issued guarantees, promises, or letters of credit on behalf of Seller, acknowledgement from any beneficiaries thereof that Purchaser or any other issuer has no outstanding direct or contingent liability therein.

1.8.3. Seller has executed and delivered to Purchaser a general release in the form of Exhibit 1.8.3. attached hereto.

1.9.  "Eligible Account" - an Account that is acceptable for purchase as determined by Purchaser in the exercise of its reasonable sole credit or business judgment.

1.10.  "Events of Default" - see Section 17.1.
1.11.  "Exposed Payments" — payments received by Purchaser from or for the account of a Payor that has become subject to a bankruptcy proceeding, to the extent such payments cleared the Payor's deposit account within ninety days of the commencement of said bankruptcy case.

1.12. "Face Amount" - the face amount due on an Account at the time of purchase.

1.13.  "Factoring Fee" - the Factoring Fee Percentage multiplied by the Face Amount of a Purchased Account, for each Factoring Fee Period or portion thereof, that any portion thereof remains unpaid, computed from the end of the Initial Fee Period to and including the date on which a Purchased Account is Closed.

1.14.  "Factoring Fee Percentage" - .345%.

1.15.  "Factoring Fee Period" - 5 days.

1.16.  "Initial Fee" - .345% of the Face Amount.

1.17.  "Initial Fee Period" - 5 days from the Purchase Date.

1.18.  "Insolvent" - An Account Debtor has become Insolvent if it is the subject of (i) a petition under any state or federal debtor relief or liquidation statute filed within the Insolvency Period, or (ii) a proceeding under Chapters 11 or 13 of the Bankruptcy Code filed on or before the Purchase Date, the conversion of said case to or under Chapter 7 thereunder within the Insolvency Period. The burden of proof as to the Insolvency of an Account Debtor shall rest solely on the Seller, with it being presumed that at all relevant times an Account Debtor is not Insolvent.

1.19.  "Insolvency Period " - the earlier of (i) sixty days from the Invoice Date, or (ii) the date on which the Seller could be required to repurchase an account under the section hereof entitled "Repurchase of Accounts."

1.20.  "Invoice" - the document that evidences or is intended to evidence an Account. Where the context so requires, reference to an Invoice shall be deemed to refer to the Account to which it relates.

1.21.  "Late Charge" - .1% percent per day.

1.22. "Late Payment Date" - ninety days from the date on which a Purchased Account was Created.

1.23. "Maximum Amount" - $500,000.

1.24.  "Minimum Advance Amount" - $0.

1.25. "Minimum Funding Fee" - $0.

1.26. "Misdirected Payment Fee" - 15% of the amount of any payment (but in no event less than $1,000) on account of a Purchased Account (and, after the occurrence of an Event of Default, payments on accounts of any Account) which has been received by Seller and not delivered in kind to Purchaser on the next business day following the date of receipt by Seller, or 30% of the amount of any such payment which has been received by Seller as a result of any action taken by Seller to cause such payment to be made to Seller..

1.27. "Missing Notation Fee" — 15% of the Face Amount.

1.28. "Obligations" - all present and future obligations owing by Seller to Purchaser whether arising hereunder or otherwise, and whether arising before, during or after the commencement of any bankruptcy case in which Seller is a Debtor.

1.29.  "Parties" - Seller and Purchaser.

1.30.  "Payor" - An Account Debtor or other obligor on an Account, or entity making payment thereon for the account of such party.

1.31.  "Purchase Date" - the date on which Seller has been advised in writing that Purchaser has agreed to purchase an Account.

1.32.  "Purchase Price" - the Face Amount of a Purchased Account less the Initial Fee.

1.33.  "Purchased Accounts" - Accounts purchased hereunder which have not been Closed.

1.34.  "Repurchased" - an Account has been repurchased when Seller has paid to Purchaser the then unpaid Face Amount.

1.35.  "Required Reserve Amount" - the Reserve Percentage multiplied by the unpaid balance of Purchased Accounts

1.36.  "Reserve Account" - a bookkeeping account on the books of the Purchaser representing the portion of the Purchase Price which has not been paid by Purchaser to Seller, maintained by Purchaser to ensure Seller's performance with the provisions hereof.

1.37.  "Reserve Percentage" - 22%,

1.38.  "Reserve Shortfall" - the amount by which the Reserve Account is less than the Required Reserve Amount.

1.39.  "Schedule of Accounts" - a form supplied by Purchaser from time to time wherein Seller lists such of its Accounts as it requests that Purchaser purchase under the terms of this Agreement.

1.40.  "Term" — A one year period, computed from the date hereof.

1.41.  "Termination Notice" — See Section 20.2.

1.42.  "Termination Notice Period" — See Section 20.2.

1.43.  "UCC" — The Uniform Commercial Code as adopted in the Chosen State.

2.   Sale; Purchase Price; Billing

2.1.  Assignment and Sale.

2.1.1. Seller shall offer to sell to Purchaser as absolute owner such of Seller's Accounts as are listed from time to time on Schedules of Accounts. Upon purchase, Purchaser will assume the risk of non-payment on Purchased Accounts, so long as the cause of non-payment is solely due to an Account Debtor becoming Insolvent.

2.1.2. Each Schedule of Accounts shall be accompanied by such documentation supporting and evidencing the Account, as Purchaser shall from time to time request.

2.1.3. Purchaser may, but need not purchase from Seller such Accounts as Purchaser determines to be Eligible Accounts.

2.1.4. Purchaser does not intend to purchase any Account which will cause the unpaid balance of Purchased Accounts to exceed the Maximum Amount.

2.1.5. Purchaser shall pay the Purchase Price, of any Purchased Account, less any amounts due to Purchaser from Seller, within one (1) business days of the Purchase Date, whereupon the Accounts shall be deemed purchased hereunder.

2.1.6. Notwithstanding anything to the contrary contained herein, Purchaser shall not make any payment to Seller in an amount less than the Minimum Advance Amount, except upon the request of Seller, whereupon Seller shall pay the Minimum Funding Fee to Purchaser.

2.2.  Billing. Purchaser may send a monthly statement to all Payors itemizing their account activity during the preceding billing period. All Payors will be instructed to make payments to Purchaser.

3.   Reserve Account.

3.1. Seller shall pay to Purchaser on demand the amount of any Reserve Shortfall.

3.2. Purchaser shall pay to Seller any amount by which the Reserve Account exceeds the Required Reserve Amount within two business days following the 15th day and the last day of each month.

3.3. Purchaser may charge the Reserve Account with any Obligation.

3.4. Purchaser may pay any amounts due Seller hereunder by a credit to the Reserve Account.

4.   Exposed Payments.

4.1. Upon termination of this Agreement Seller shall pay to Purchaser (or Purchaser may retain), to hold in a nonsegregated non-interest bearing account the amount of all Exposed Payments (the "Preference Reserve").

4.2.  Purchaser may charge the Preference Reserve with the amount of any Exposed Payments that Purchaser pays to the bankruptcy estate of the Payor that made the Exposed Payment, on account of a claim asserted under Section 547 of the Bankruptcy Code.

4.3.  Purchaser shall refund to Seller from time to time that balance of the Preference Reserve for which a claim under Section 547 of the Bankruptcy Code can no longer be asserted due to the passage of the statute of limitations, settlement with the bankruptcy estate of the Payor or otherwise.

5.   Authorization for Purchases. Subject to the terms and conditions of this Agreement, Purchaser is authorized to purchase Accounts upon telephonic, facsimile or other instructions received from any officer, employee or representative of Seller.

6.   Fees and Expenses. Seller shall pay to Purchaser:

6.1.  Factoring Fee. The Factoring Fee on the date on which a Purchased Account is Closed.

6.2. Misdirected Payment Fee. Any Misdirected Payment Fee immediately upon its accrual. It is recognized that the costs imposed upon Purchaser by the Seller's action or inaction resulting in the imposition of this fee are difficult to ascertain, and this fee represents the good faith effort to compensate Purchaser without imposing upon the parties the expensive burden of litigating that cost, and is the agreed liquidated damages with result therefrom.

6.3.  Missing Notation Fee. The Missing Notation Fee on any Invoice that is sent by Seller to a Payor that does not contain the notice as required by Section 12.3. hereof. It is recognized that the costs imposed upon Purchaser by the Seller's action or inaction resulting in the imposition of this fee are difficult to ascertain, and this fee represents the good faith effort to compensate Purchaser without imposing upon the parties the expensive burden of litigating that cost, and is the agreed liquidated damages with result therefrom.

6.4.  Early Termination Fee. In the event that Seller elects to terminate this Agreement pursuant to Section 20.2. without providing the Termination Notice to Purchaser, an Early Termination Fee computed as three times the total fees earned by Purchaser hereunder during the month in which Purchaser earned the highest fees hereunder.

6.5.  Late Charge. The Late Charge, on demand, on all past due amounts due from Seller to Purchaser hereunder.

6.6.  Out-of-pocket Expenses. The out-of-pocket expenses directly incurred by Purchaser in the administration of this Agreement such as wire transfer fees, postage and audit fees. Seller shall not be required to pay for more than four audits per twelve-month period.
6.7.  Minimum Volume Fee. Purchaser shall make available at least $0 per month in order to purchase Sellers Eligible Accounts. In the event that Seller does not submit at least this amount of Eligible Accounts per quarter, Purchaser may apply a minimum fee equal to the minimum volume amount listed above times the Initial Factoring Fee.

6.8.  Extraordinary Reserve Disbursement. Purchaser shall make Reserve Account disbursements pursuant to section 3.2 hereof. In the event that Seller requests any additional Reserve Account disbursements in addition to those described herein, Purchaser shall assess a fee equal to 1% of the amount of the Reserve Account disbursement.

7.   Repurchase Of Accounts.

7.1.  Purchaser may require that Seller repurchase, by payment of the then unpaid Face Amount thereof together with any unpaid fees relating to the Purchased Account on demand:

7.1.1.  Notwithstanding Insolvency. Notwithstanding an Account Debtor becoming Insolvent:

(a)  Any Purchased Account:

(i)  The payment of which has been disputed by the Payor obligated thereon, Purchaser being under no obligation to determine the bona fides of such dispute;

(ii)  For with Seller has breached any warranty as set forth in the Section 14.4.

(b)  Purchased Accounts upon the occurrence of an Event of Default, or upon the termination date of this Agreement; and

7.1.2.  Insolvency of An Account Debtor. If an Account Debtor has not become Insolvent on or prior to the Late Payment Date, any Purchased Account which remains unpaid beyond the Late Payment Date.

7.1.3.  Credit Insurance. To the extent purchaser has credit insurance on an account debtor, Purchaser will purchase Invoice(s) on a non recourse basis as it relates to the credit risk of the Account Debtor.

8.   Security Interest.

8.1.  As collateral securing the Obligations, Seller grants to Purchaser a continuing first priority security interest in the Collateral.

8.2.  Notwithstanding the creation of this security interest, the relationship of the parties shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.

9.   Clearance Days.

9.1.  For all purposes under this Agreement, Clearance Days will be added to the date on which Purchaser receives any payment.

10.   Authorization to Purchaser.

10.1.  Seller irrevocably authorizes Purchaser at Seller's expense, to exercise at any time any of the following powers until all of the Obligations have been paid in full:

10.1.1.  Receive, take, endorse, assign, deliver, accept and deposit, in the name of Purchaser or Seller, proceeds of any Collateral;

10.1.2.  Take or bring, in the name of Purchaser or Seller, all steps, actions, suits or proceedings deemed by Purchaser necessary or desirable to effect collection of or other realization upon Purchaser's Accounts;

10.1.3.  With respect to any of the following established or issued for the benefit of Seller, either individually or as a member of a class or group, file any claim under (i) any bond or (ii) under any trust fund.

10.1.4.  Pay any sums necessary to discharge any lien or encumbrance which is senior to Purchaser's security interest in any assets of Seller, which sums shall be included as Obligations hereunder, and in connection with which sums the Late Charge shall accrue and shall be due and payable;

10.1.5.  File in the name of Seller or Purchaser or both:

(i)  Mechanics lien or related notices, or

(ii)  Claims under any payment bond, in connection with goods or services sold by Seller in connection with the improvement of realty;

10.1.6.  Notify any Payor obligated with respect to any Account, that the underlying Account has been assigned to Purchaser by Seller and that payment thereof is to be made to the order of and directly and solely to Purchaser;

10.1.7.  Communicate directly with Seller's Payors to verify the amount and validity of any Account created by Seller.

10.1.8. After an Event of Default:

(a)  Change the address for delivery of mail to Seller and to receive and open mail addressed to Seller;

(b)  Extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts and discharge or release any Account Debtor or other obligor (including filing of any public record releasing any lien granted to Seller by such Account Debtor), without affecting any of the Obligations;

10.1.9.  File any initial financing statements and amendments thereto that:

(a)  Indicate the collateral as all assets of the Seller or words of similar effect, regardless of whether any particular asset comprised in the collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;

(b)  Con6in any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the collateral relates; and

(c)  Contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienor may be tortuously interfering with Purchaser's rights;

10.1.10.  Advise third parties that any notification of Seller's Account Debtors will interfere with Purchaser's collection rights.

10.1.11.  File any Correction Statement in the name of Seller under Section 9-518 of the Uniform Commercial Code that Purchaser reasonably deems necessary to preserve its rights hereunder.

10.2.  Seller authorizes Purchaser to accept, endorse and deposit on behalf of Seller any checks tendered by an Account Debtor "in full payment" of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller's claims, under §3-311 of the Uniform Commercial Code, or otherwise.

11.   ACH Authorization. In order to satisfy any of the Obligations, Seller authorizes Purchaser to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller. Purchaser shall provide written notice of all ach transactions.

12.   Covenants By Seller.

12.1.  After written notice by Purchaser to Seller, and automatically, without notice, after an Event of Default, Seller shall not (a) grant any extension of time for payment of any of its Accounts, (b) compromise or settle any of its Accounts for less than the full amount thereof, (c) release in whole or in part any Payor, or (d) grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Accounts.

12.2.  From time to time as requested by Purchaser, at the sole expense of Seller, Purchaser or its designee shall have access, during reasonable business hours if prior to an Event of Default and at any time if on or after an Event of Default, to all premises where Collateral is located for the purposes of inspecting (and removing, if after the occurrence of an Event of Default) any of the Collateral, including Seller's books and records, and Seller shall permit Purchaser or its designee to make copies of such books and records or extracts therefrom as Purchaser may request. Without expense to Purchaser, Purchaser may use any of Seller's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of Accounts and realization on other Collateral as Purchaser, in its sole discretion, deems appropriate. Seller hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Purchaser at Seller's expense all financial information, books and records, work papers, management reports and other information in their possession relating to Seller. Purchaser shall provide written notice to Seller forty eight hours prior to entry of any premises.

12.3.  Before sending any Invoice to an Account Debtor, Seller shall mark same with such notice of assignment as Purchaser may require.

12.4.  Seller shall pay when due all payroll and other taxes, and shall provide proof thereof to Purchaser in such form as Purchaser shall reasonably require.

12.5.  Seller shall not create, incur, assume or permit to exist any lien upon or with respect to any assets in which Purchaser now or hereafter holds a security interest.

12.6.  Notwithstanding Seller's obligation to pay the Misdirected Payment Fee, Seller shall pay to Purchaser on the next banking day following the date of receipt by Seller the amount of:

12.6.1.  Any payment on account of a Purchased Account.

12.6.2.  After the occurrence of an Event of Default, any payment on account of any Account.

12.7. Avoidance Claims.

12.7.1.  Seller shall indemnify Purchaser from any loss arising out of the assertion of any Avoidance Claim other than such claims that relate to Purchased Accounts that are owed by an Account Debtor which was Insolvent at the time the subject payment was received by Purchaser, and shall pay to Purchaser on demand the amount thereof.

12.7.2.  Seller shall notify Purchaser within two business days of it becoming aware of the assertion of an Avoidance Claim.

12.7.3.  This provision shall survive termination of this Agreement.

13.   Account Disputes.

13.1.  Seller shall notify Purchaser promptly of and, if requested by Purchaser, will settle all disputes concerning any Purchased Account, at Seller's sole cost and expense. Purchaser may, but is not required to, attempt to settle, compromise, or litigate (collectively, "Resolve") the dispute upon such terms, as Purchaser in its sole discretion deem advisable, for Seller's account and risk and at Seller's sole expense. Upon the occurrence of an Event of Default Purchaser may Resolve such issues with respect to any Account of Seller.

14.   Representation and Warranties. Seller represents and warrants that:

14.1.  It is fully authorized to enter into this Agreement and to perform hereunder;

14.2.  This Agreement constitutes its legal, valid and binding obligation; and

14.3.  Seller is solvent and in good standing in the jurisdiction of its organization.

14.4.  The Purchased Accounts are and will remain:

14.4.1.  Bona fide existing obligations created by the sale and delivery of goods or the rendition of services in the ordinary course of Seller's business;

14.4.2.  To the best of Seller's knowledge, unconditionally owed and will be paid to Purchaser without defenses, disputes, offsets other than promotional discounts not to exceed 7%, counterclaims, or rights of return or cancellation other than Accounts owed by an Account Debtor which was Insolvent;

14.4.3.  Not sales to any entity that is affiliated with Seller or in any way not an "arms length" transaction.

14.5.  Seller has not received notice or otherwise learned of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any applicable Account Debtor regarding Purchased Accounts.

15.   Indemnification.

15.1.  Seller agrees to indemnify Purchaser against and save Purchaser harmless from any and all manner of suits, claims, liabilities, demands and expenses (including reasonable attorneys' fees and collection costs) resulting from or arising out of this Agreement, whether directly or indirectly, including the transactions or relationships contemplated hereby (including the enforcement of this Agreement), and any failure by Seller to perform or observe its obligations under this Agreement.

16.   Disclaimer of Liability.

16.1.  In no event will Purchaser be liable to Seller for any lost profits, lost savings or other consequential, incidental or special damages resulting from or arising out of or in connection with this agreement, the transactions or relationships contemplated hereby or purchaser's performance or failure to perform hereunder, even if purchaser has been advised of the possibility of such damages.

17.   Default.

17.1.  Events of Default. The following events will constitute an Event of Default hereunder: (a) Seller defaults in the payment of any Obligations or in the performance of any provision hereof or of any other agreement now or hereafter entered into with Purchaser, or any warranty or representation contained herein proves to be false in any way, (b) Seller or any guarantor of the Obligations becomes subject to any debtor-relief proceedings, (c) any such guarantor fails to perform or observe any of such Guarantor's obligations to Purchaser or shall notify Purchaser of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, (d) Purchaser for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations.

17.2.  Waiver of Notice. PURCHASER'S FAILURE TO CHARGE OR ACCRUE INTEREST OR FEES AT ANY "DEFAULT" OR "PAST DUE" RATE SHALL NOT BE DEEMED A WAIVER BY PURCHASER OF ITS CLAIM THERETO.

17.3.  Effect of Default.

17.3.1.  Upon the occurrence of any Event of Default, in addition to any rights Purchaser has under this Agreement or applicable law, Purchaser may immediately terminate this Agreement, at which time all Obligations shall immediately become due and payable without notice.

17.3.2.  The Late Charge shall accrue and is payable on demand on any Obligation not paid when due.

18.   Account Stated. Purchaser shall render to Seller a statement setting forth the transactions arising hereunder. Each statement shall be considered correct and binding upon Seller as an account stated, except to the extent that Purchaser receives, within fifteen (15) days after the mailing of such statement, written notice from Seller of any specific exceptions by Seller to that statement, and then it shall be binding against Seller as to any items to which it has not objected.

19.   Amendment and Waiver. Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Purchaser may have, nor shall any waiver by Purchaser hereunder be deemed a waiver of any default or breach subsequently occurring. Purchaser's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Purchaser would otherwise have.

20.   Termination; Effective Date.

20.1.  This Agreement will be effective on the date it is signed by the Parties, shall continue for the Term, and shall be automatically extended for successive Terms.

20.2.  Either Party may terminate this Agreement by giving the other Party one (1) month ("Termination Notice Period") prior written notice of termination ("Termination Notice"), whereupon this Agreement shall terminate on the earlier date of the date of termination or the end of the then current Term.

21.   No Lien Termination without Release. In recognition of the Purchaser's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser's liens on the Collateral unless and until Complete Termination has occurred. Seller understands that this provision constitutes a waiver of its rights under §9-513 of the UCC.

22.   Conflict.

22.1.  Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.

23.   Severability. In the event any one or more of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

24.   Enforcement. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.

25.   Relationship of Parties. The relationship of the parties hereto shall be that of Seller and Purchaser of Accounts, and Purchaser shall not be a fiduciary of the Seller, although Seller may be a fiduciary of the Purchaser.

26.   Attorneys' Fees. Seller agrees to reimburse Purchaser on demand for:

26.1.  The actual amount of all costs and expenses, including attorneys' fees, which Purchaser has incurred or may incur in:

26.1.1.  Any way arising out of or in connection with this Agreement, and whether or not arising out of a dispute which does not involve Purchaser;

26.1.2.  Protecting, preserving or enforcing any lien, security or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any Avoidance Claims or the defense of Purchaser's lien priority;

26.2.  The actual costs, including photocopying (which, if performed by Purchaser's employees, shall be at the rate of $.10/page), travel, and attorneys' fees and expenses incurred in complying with any subpoena or other legal process in any way relating to Seller. This provision shall survive termination of this Agreement.

26.3.  The actual amount of all costs and expenses, including attorneys' fees, which Purchaser may incur in enforcing this Agreement and any documents prepared in connection herewith, or in connection with any federal or state insolvency proceeding commenced by or against Seller, including those (i) arising out the automatic stay, (ii) seeking dismissal or conversion of the bankruptcy proceeding or (ii) opposing confirmation of Seller's plan there under.

27.   Entire Agreement. No promises of any kind have been made by Purchaser or any third party to induce Seller to execute this Agreement. No course of dealing, course of performance or trade usage, and no parole evidence of any nature, shall be used to supplement or modify any terms of this Agreement.

28.   Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of Florida, without regard to choice of law provisions.

29.   Jury Trial Waiver. IN RECOGNITION OF THE HIGHER COSTS AND DELAY WHICH MAY RESULT FROM A JURY TRIAL, THE PARTIES HERETO WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING HEREUNDER, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

29.1.  Venue; Jurisdiction. Any suit, action or proceeding filed by any of the parties to interpret or enforce the terms of this Agreement or for any damages that arise out of this Agreement shall be filed in [Pinellas County,] [any court sitting in] Florida. Each party hereby irrevocably agrees to submit to the exclusive personal jurisdiction and venue of the state and federal courts located in [Pinellas County,] [the state of] Florida, for a resolution of all disputes arising in connection with the terms and provisions herein, and hereby expressly waives any defense or objections that such courts are an improper or inconvenient venue.

30.   Time of the Essence.

30.1.  It is agreed that time is of the essence in all matters herein.

31.   Service of Process.

32.   Seller agrees that Purchaser may effect service of process upon Seller by regular mail at the address set forth herein or at such other address as may be reflected in the records of Purchaser, or at the option of Purchaser by service upon Seller's agent for the service of process.

33.   Assignment

34.   Purchaser may assign its rights and delegate its duties hereunder. Upon such assignment, Seller shall be deemed to have attorned to such assignee and shall owe the same obligations to such assignee and shall accept performance hereunder by such assignee as if such assignee were Purchaser.

35.   Counterparts.

36.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

37.   Notice.

37.1.  All notices required to be given to any party other than Purchaser shall be deemed given upon the first to occur of (i) deposit thereof in a receptacle under the control of the United States Postal Service, (ii) transmittal by electronic means to a receiver under the control of such party, or (iii) actual receipt by such party or an employee or agent of such party. All notices to Purchaser shall be deemed given upon actual receipt by a responsible officer of Purchaser.

37.2.  For the purposes hereof, notices hereunder shall be sent to the following addresses, or to such other addresses as each such party may in writing hereafter indicate:

SELLER

Address:	843 Persimmon Lane
Langhorne, PA 19047
Officer:	Robert Schneiderman
Fax Number:

PURCHASER

Address:	146 2nd Street N., Suite 200
St. Petersburg, FL 33701
Officer:	Chris Youmans
Fax Number:	(727) 898-4205

IN WITNESS WHEREOF, the Parties have executed this agreement on the day and year first above written.

SELLER:	Scripsamerica, Inc.

	By:	/s/ Robert Schneiderman
Name: Robert Schneiderman
Title: CEO

PURCHASER:	United Capital Funding Corp.

	By:	/s/ Ivan Baker
Name: Ivan Baker
Title: Managing Partner

EXHIBIT 1.8.3.

GENERAL RELEASE

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned and each of them (collectively "Releasor") hereby forever releases, discharges and acquits United Capital Funding Corp. ("Releasee"), its parent, directors, shareholders, agents and employees, of and from any and all claims of every type, kind, nature, description or character, and irrespective of how, why, or by reason of what facts, whether heretofore existing, now existing or hereafter arising, or which could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, to the extent that they arise out of or are in way connected to or are related to that certain Factoring and Security Agreement dated April 16, 2010.

Releasor agrees that the matters released herein are not limited to matters which are known or disclosed, and the Releasor waives any and all rights and benefits which it now has, or in the future may have.

Releasor acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and it acknowledges that this Release has been negotiated and agreed upon in light of that realization and that it nevertheless hereby intends to release, discharge and acquit the Releasee from any such unknown Claims.

Acceptance of this Release shall not be deemed or construed as an admission of liability by any party released.

In the event of any litigation arising out of or related to this Release, the prevailing party shall recover its reasonable attorney's fees and expenses from the unsuccessful party. It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

Releasor acknowledges that either (a) it has had advice of counsel of its own choosing in negotiations for and the preparation of this release, or (b) it has knowingly determined that such advice is not needed.

DATED:        4-19-10

Individual Releasor:	/s/ Robert Schneiderman
Robert Schneiderman, individually

Entity Releasor:	Scripsamerica, Inc.

	By:	/s/ Robert Schneiderman
Name: Robert Schneiderman
Title: CEO

VALIDITY STATEMENT

To induce United Capital Funding Corp. ("Factor") to extend or to continue to extend financial accommodations to Scripsamerica, Inc. ("Seller"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to Factor as follows:

1.  Promise to Pay and Perform. Guarantor irrevocably guarantees to Factor the prompt performance of all obligations, of Seller (or any successor-in-interest of Seller) of every kind and character owed to Factor (the "Guaranteed Obligations").

2.  Modifications to Guaranteed Obligations. Guarantor acknowledges and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Factor may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties obligated with respect to, the Guaranteed Obligations or may grant other indulgences to Seller in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

3.  WAIVERS BY GUARANTOR. GUARANTOR WAIVES ALL SURETYSHIP DEFENSES.

4.  GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF FLORIDA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.  ATTORNEYS FEES. In any litigation arising hereunder based on a contract claim, the prevailing party shall recover its attorney's fees and expenses from the unsuccessful party. Factor shall recover from Guarantor all Factor's costs and expense, including reasonable attorneys' fees and expenses, incurred in any litigation arising out of any other claim.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of       4-19-10

/s/ Robert Schneiderman
Robert Schneiderman, individually

Notary acknowledgement	NOTARIAL SEAL MARY RICHARDS Notary Public PHILADELPHIA CITY, PHILADELPHIA COUNTY My Commission Expires Feb 27, 2012

VALIDITY STATEMENT
To induce United Capital Funding Corp. ("Factor") to extend or to continue to extend financial accommodations to Scripsamerica, Inc. ("Seller"), the undersigned guarantor ("Guarantor") hereby unconditionally and irrevocably undertakes to Factor as follows:

1.
Promise to Pay and Perform. Guarantor irrevocably guarantees to Factor the prompt performance of all obligations, of Seller (or any successor-in-interest of Seller) of every kind and character owed to Factor (the "Guaranteed Obligations").

2.
Modifications to Guaranteed Obligations. Guarantor acknowledges and agrees that, without notice to Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Factor may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties obligated with respect to, the Guaranteed Obligations or may grant other indulgences to Seller in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

3.	WAIVERS BY GUARANTOR. GUARANTOR WAIVES ALL SURETYSHIP DEFENSES.

4.
GOVERNING LAW. THIS GUARANTY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF FLORIDA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.
ATTORNEYS FEES. In any litigation arising hereunder based on a contract claim, the prevailing party shall recover its attorney's fees and expenses from the unsuccessful party. Factor shall recover from Guarantor all Factor's costs and expense, including reasonable attorneys' fees and expenses, incurred in any litigation arising out of any other claim.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of       April 19,2010

/s/ Steve Urbanski
Steve Urbanski, individually

Notary acknowledgement	BEN TOWNSEND My Commission Expires August 28, 2016

Schedule of Accounts

Date: April 16, 2010

Client (Seller) Name: Scripsamerica, Inc.	Schedule #

Client (Seller) ID: ______________	Page 1 of

Total Amount of Schedule $____________

Invoice. Date	Terms	Invoice Number	Debtor Name	Invoice Amount	Verified	Schedule Number	Credit Report

This Schedule of Accounts is submitted to you pursuant to the Factoring and Security Agreement between United Capi Funding Corp. (UCFC) and the Seller. The accounts listed above are the "Submitted Accounts". Seller warrants and represents that, with respect to each Submitted Account:

1.	Seller is the sole owner, free and clear of all liens, claims, security interests and encumbrances except in your favor.
2.
Each is and shall remain until full payment in full to you a valid and legally enforceable account representing an undisputed obligation of the account debtor for the above amount and represents the absolute sale and delivery upon the specified terms of good s and services therein described;

3.
None is or shall be subject to any defense, offset counterclaim, or recoupment except as may be stated in the copy of the invoice delivered by Seller to UCFC or promotional discounts not to exceed 7% of the sum of the outstanding Accounts Recievable.

The Seller does hereby acknowledge and accept that this document is the instrument with which the sale and purchase of the accounts set forth herein, are executed and does not in any way or means replace the contract set forth between the Seller and UCFC. For valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby sells, assigns, sets over and transfers to UCFC all rights, title and interests, in the above mentioned accounts as outlined in the contract. The seller further testifies that since the last sale of accounts receivable by the undersigned to UCFC that services, product, labor nor delivery have been returned, rejected , disputed or in any wise encumbered that has not been communicated in writing to the Buyer. All representation, conditions, and warranties as represented in the Factoring and Security Agreement, and any account presented knowingly by the seller to the buyer that is encumbered will represent a breach, and all remedies as provided by the contract may be applied.

I certify that I acknowledge the above on this the ______ day of _______________, 2010.

Seller: ___________________________                                          Print Name ___________________________________

Title ____________________________                                           Signature ____________________________________

AUTHORIZED SIGNATURES FOR ASSIGNMENT OF ACCOUNTS RECEIVABLE

Gentlemen:

This is to advise you that the persons whose signatures appear below are hereby authorized to execute. on behalf of the undersigned corporation. assignments of accounts receivable pursuant to the terms of the Accounts Receivable Purchase Agreement between Scripsamerica. Inc. and United Capital Funding Corp.. dated April 16, 2010. and you are hereby authorized to accept the signatures of such persons until such time as authorization is revoked in writing.

Sincerely,

/s/ Robert Schneiderman
Robert Schneiderman

Date:       4-19-10

Authorized Signatures:

Robert Schneiderman	/s/ Robert Schneiderman
Type or Print Name	Signature

Steve Urbanski	/s/ Steve Urbanski
Type or Print Name	Signature

Type or Print Name	Signature

Type or Print Name	Signature

CORPORATE RESOLUTION

I, Robert Schneiderman and Scripsamerica, Inc. ("Corporation") hereby certify that the following is a true and correct copy of a portion of the minutes of the special meeting of the Corporation, held on the 16th day of April, 2010, at which time it was duly resolved:

1.
That Robert Schneiderman, CEO, is hereby authorized and empowered to enter into such terms as he deems necessary, a Factoring and Security Agreement ("Agreement") and related Financing Statements and any other documentation or agreements as required and requested by United Capital Funding to execute and cause to be effective aforementioned Agreement and Financing Statements, and are ordered to insert in the corporate minute records of the Corporation immediately following the minutes of this meeting.

2.
That the named CEO of the Corporation and such employees as may be designated by the above mentioned of the Corporation from time to time, be and are hereby authorized and empowered to assign accounts, accounts receivable, instruments, money deposit accounts, general intangibles, insurance policies, goods, inventory, equipment, vehicles and proceeds of any of the foregoing now or hereafter existing, and insurance proceeds covering all of the same, to United Capital Funding, for the purpose of selling accounts receivables to and receive payments for same from United Capital Funding and to execute any and all documents for the Corporation to facilitate their business dealings with United Capital Funding.

3.
We further certify and attest that said minutes have been entered into the minute's record of the Corporation of the aforementioned meeting, and that the resolutions set forth above were incorporated in and are part of the minutes of aforementioned meeting. Further, we certify that the meeting was held in accordance with and pursuant to the Article of Organization and the meeting was a duly constituted meeting of the Shareholders of the Corporation, and a quorum of the Shareholders were present and voted at said meeting.

/s/ Robert Schneiderman
Robert Schneiderman, President

ATTESTED BY: